Exhibit 10.1

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of November 1, 2022, by and between PetVivo Holdings, Inc., a Nevada corporation (the “Company”) and John Lai (the “Executive” and together with the Company, each a “Party,” and collectively the “Parties.”)

RECITALS

WHEREAS, the Parties entered into that certain Executive Employment Agreement dated as of November 10, 2021 (as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated, or replaced, the “Employment Agreement”); and

WHEREAS, pursuant to Section 3.1 of the Employment Agreement, the Compensation Committee of the Board of Directors of the Company conducted its annual performance and compensation review of the Executive and approved an increase to Executive’s Base Salary.

WHEREAS, the Parties desire to modify the Employment Agreement to reflect the salary increase as set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein and not defined herein shall have the meaning ascribed to such term as set forth in the Employment Agreement, and all references to Sections, shall mean the Sections of the Employment Agreement unless reference is made to another document.

2. Amendment to Employment Agreement. Section 3.1 of the Employment Agreement is hereby amended such that the Executive’s Base Salary is increased from $275,000 to $350,000.

3. Full Force and Effect. Except as specifically amended, modified, or supplemented by this Amendment, the Employment Agreement, as amended, shall remain unchanged and in full force and effect.

4. Governing Law. The Parties expressly agree that (a) this Amendment shall be governed by, and construed in accordance with, the laws of the State of Minnesota, without giving effect to any conflict-of-law principles and (b) Section 8.2 of the Employment Agreement shall apply to any dispute hereunder.

5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other commonly recognized transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EXECUTIVE:

By:	/s/ John Lai
John Lai

By:	/s/ Robert J. Folkes
Robert J. Folkes,
Chief Financial Officer

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
BETWEEN PETVIVO HOLDING, INC. AND JOHN LAI

THIS SECOND AMENDMENT (this “Amendment”) by and among PetVivo Holdings, Inc. (“PETVIVO” or the “Company”), and John Lai (“Employee”) is made and entered into as of the 24th day of March, 2025 and having an Effective Date of May 1, 2024.

RECITALS

WHEREAS, the Company and Employee entered into an Employment Agreement dated as of November 10, 2021 (“Employment Agreement”); and

WHEREAS, PETVIVO and Employee would like to amend the provisions of the Employment Agreement in view of the desire of the Parties to extend the Agreement and adjust the compensation to the Employee to reduce the amount of Base Salary and provide other mutually-agreed compensation for the reduction.

WHEREAS, PETVIVO would like to extend the term of the Employment Agreement to end on March 31, 2027.

WHEREAS, PETVIVO and Employee would like the terms of this Amendment to be implemented on the Effective Date, May 1, 2024.

NOW, THEREFORE, in consideration of the above recitals and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Defined Terms. Capitalized terms that are used in this Amendment have the meanings set forth in the Employment Agreement, unless otherwise defined in this Amendment. Note that underlined text denotes additions and strikethrough text denotes deletions to the Employment Agreement.

2. In Section 2.5 of the Employment Agreement entitled “Term”, this Section shall be deleted in its entirety and replaced with the following:

2.5 Term. Subject to the provisions of Article IV, the term of employment of Executive under this Agreement shall commence on the date set forth above and continue until March 31, 2027 (the “Term”).

3. In Section 3.1 of the Employment Agreement entitled “Base Salary”, this Section shall be deleted in its entirety and replaced with the following:

3.1 Base Salary. The Company shall pay Executive the Base Salary to Executive in gross bi-monthly payments of Six Thousand Two Hundred Fifty Dollars ($6,250.00) payable on the 15th day and last day of each month for the remaining term of this Agreement or until termination. Executive shall be paid a Base Salary at an annual rate that is not less than One Hundred Fifty Thousand Dollars ($150,000.00) or such higher annual rate as may from time to time be approved by the Board of Directors or Compensation Committee.

4. The Company and Executive mutually agree to negotiate in good faith a fair and reasonable plan to provide compensation to the Executive that shall replace the Base Salary that is relinquished as a result of the reduction.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Employment Agreement between the parties entered into on March 24, 2025 to be executed in the manner appropriate to each.

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PETVIVO, INC.

By:
Garry Lowenthal
Chief Financial Officer

EMPLOYEE

By:
John Lai